Exhibit 99.8

BAY BANCORP, INC. 7151 COLUMBIA GATEWAY DRIVE SUITE A COLUMBIA, MD 21046

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.		For	Against	Abstain

1	Approval of the merger of Bay Bancorp, Inc. with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of September 27, 2017, as the agreement may be amended from time to time.	0	0	0

2	Adoption of a non-binding advisory resolution approving golden parachute compensation payable under existing agreements or arrangements that certain Bay Bancorp, Inc. executive officers may receive in connection with the merger, the text of which is set forth on page of the joint proxy statement/prospectus that accompanied this proxy card.	0	0	0	NOTE: Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR with respect to Proposal 1, FOR with respect to Proposal 2, FOR with respect to Proposal 3, and in the discretion of the proxy holders as to any other matters that properly come before the meeting.

3	Adjournment of the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the merger.	0	0	0

		Yes	No

Please indicate if you plan to attend this meeting		0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com

BAY BANCORP, INC.

Special Meeting of Stockholders

March 28, 2018 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Robert J. Aumiller, Mark M. Caplan and Harold I. Hackerman, and each or any of them, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Bay Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Bay Bancorp, Inc. to be held at 9:00 a.m., Wednesday, March 28, 2018 and any adjournment or postponement thereof, for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side